UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2021

(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

(Address of principal executive offices)

(Zip Code)

(336) 664-1233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On December 14, 2021, Qorvo, Inc. (the “Company”) completed an offering of $500 million aggregate principal amount of its 1.750% Senior Notes due 2024 (the “Notes”). The Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of December 14, 2021 (the “Indenture”), by and among the Company, the Company’s domestic subsidiaries that guarantee the Company’s obligations under its credit facility, as guarantors (the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Company has used a portion of the net proceeds of the offering of the Notes to repay in full the senior term loan (which had a balance of $195 million as of October 2, 2021) under its credit agreement, dated September 29, 2020, with Bank of America, N.A., acting as administrative agent, and a syndicate of lenders, and will use the remainder of the net proceeds of the offering of the Notes for general corporate purposes.

Interest on the Notes will accrue at a rate of 1.750% per annum, payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The Notes will mature on December 15, 2024.

At any time prior to December 15, 2022, the Company may redeem all or part of the Notes, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the “make whole” redemption price, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or after December 15, 2022, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date.

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The description of the Indenture and the Notes in this Current Report on Form 8-K (this “Report”) is a summary and is qualified in its entirety by reference to the text of the Indenture, which is filed as Exhibit 4.1 to this Report and incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company entered into a Registration Rights Agreement, dated as of December 14, 2021 (the “Registration Rights Agreement”), with the Guarantors, on the one hand, and BofA Securities, Inc., as representative of the initial purchasers of the Notes (the “Initial Purchasers”), on the other hand.

Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Offer Registration Statement”) relating to a registered exchange offer (the “Exchange Offer”) to exchange the Notes for a new series of the Company’s exchange notes having terms substantially identical in all material respects to, and in the same aggregate principal amount, as the Notes, (ii) cause the Exchange Offer Registration Statement to be declared effective by the SEC, and (iii) cause the Exchange Offer to be consummated no later than the 720th day after December 14, 2021 (or if such 720th day is not a business day, the next succeeding business day). The Company and the Guarantors have also agreed to use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer.

Under certain circumstances, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file a shelf registration statement relating to the resale of the Notes as promptly as practicable, and (ii) cause the shelf registration statement to be declared effective by the SEC as promptly as practicable. The Company and the Guarantors have also agreed to use their commercially reasonable efforts to keep the shelf registration statement continuously effective until one year after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto).

If the Company fails to meet any of these targets, the annual interest rate on the Notes will increase by 0.250% during the 90-day period following the default, and will increase by an additional 0.250% for each subsequent 90-day period during which the default continues, up to a maximum additional interest rate of 1.00% per year. If the Company cures the default, the interest rate on the Notes will revert to the original level.

The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

The Company has various relationships with the Initial Purchasers. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the Initial Purchasers, or their respective affiliates, have a lending relationship with the Company. These Initial Purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Report is incorporated herein by reference.

Item 8.01.	Other Events.

On December 14, 2021, the Company issued a press release announcing that it had closed its previously announced offering of $500 million aggregate principal amount of Notes in a private offering to certain institutions that then resold the Notes (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 14, 2021, among Qorvo, Inc., the Guarantors and Computershare, Trust Company, N.A., as Trustee

4.2	Registration Rights Agreement, dated as of December 14, 2021, by and among Qorvo, Inc., the Guarantors and BofA Securities, Inc., as representative of the several Initial Purchasers named therein

99.1	Press release dated December 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    December 14, 2021